CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Telenetics Corporation

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-95643) on Form S-3, Registration Statement (No. 333-84125) on Form S-3 and Registration Statement (No. 333-85027) on Form S-8 of our report dated March 9, 2000, except as to the last paragraph of Note 15, which is as of April 13, 2000, relating to the financial statements of Telenetics Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

                                        /s/ BDO SEIDMAN, LLP

                                        BDO SEIDMAN, LLP

Orange County, California
April 13, 2000